Exhibit 10.2

COHERENT, INC.

2001 Stock Plan

Amended Global Stock Option Agreement

1.                     Grant of Option.    The Board of Directors of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this option agreement (the “Option Agreement”), the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

2.                     Exercise of Option.

(a)           Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.  In the event of Optionee’s death, Disability or other termination of Optionee’s active employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b)           Method of Exercise.  Exercises are transacted electronically (or by telephone) through the Optionee’s individual account at E*Trade or other company designated broker.  The Company provides OptionsLink Account Activation Instructions at the time of option award.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all Applicable Laws, including the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for tax purposes the Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

3.                     Method of Payment.  Payment of the aggregate Exercise Price and Tax-Related Items (as defined in paragraph 6 below) shall be by any of the following, or a combination thereof:

(a)           cash (in U.S. dollars);

(b)           check (in U.S. dollars); or

(c)           cashless same-day sale executed electronically (or by telephone) with E*Trade or such other broker designated by the Company under a cashless exercise program, which shall effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price and Tax-Related Items; or

(d)            surrender of other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of Exercised Shares.

4.                     Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.                     Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.                     Responsibility for Taxes.  Regardless of any action the Company or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account, or other tax-related items related to the Optionee’s participation in the Plan and applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, and the subsequent sale of Shares acquired pursuant to such exercise; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or to achieve any particular tax result.  Further, if the Optionee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable even, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)           withholding from the Employee’s wages or other cash compensation paid to the Employee by the Company and/or the Employer; or

(b)           withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or

(c)           withholding in Shares to be issued upon exercise of the Option.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Optionee is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.

Finally, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.

7.                   Tax Consequences for U.S. Taxpayers.  The following information applies for U.S. taxpayers only.  Some of the federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)           Exercising the Option.

(i)            Nonstatutory Stock Option.  The Optionee may incur federal income tax and California income tax liability upon exercise of a NSO.  The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.  If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise by any method described in Paragraph 6 above, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii)           Incentive Stock Option.    If this Option qualifies as an ISO, the Optionee will have no regular U.S. federal income tax or California income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercise Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.  In the event that the Optionee undergoes a change of status from Employee to Consultant, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status.

(b)             Disposition of Shares.

(i)            NSO.       If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for U.S. federal income tax purposes.

(ii)           ISO.        If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.  If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c)           Notice of Disqualifying Disposition of ISO Shares.   If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.  The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

8.                     Entire Agreement; Governing Law.   The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.  The Option grant and the provisions of this Option Agreement are governed by the laws of the State of California, except for that body of law pertaining to conflict of laws.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the grant or this Option Agreement, the parties herby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

9.                     Termination Period.     This Option may be exercised for ninety (90) days after termination of the Optionee’s active employment or consulting relationship with the Company.  Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan.  In the event of the Optionee’s change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect.  In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

10.               Acknowledgements.  The Optionee acknowledges the following:

(a)           The Company (and not the Employer) is granting the Option.  The Company will administer the Plan from the United States, which may be outside the Optionee’s country of residence, and the laws of the United States of America and/or the State of California law will govern all options granted under the Plan (as described in paragraph 8 above).

(b)           The benefits and rights provided under the Plan, if any, are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments.

(c)           The Optionee is voluntarily participating in the Plan.

(d)           The Option and the Shares subject to the Option are not intended to replace any pension rights or compensation.

(e)           The Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, vacation, bonuses, long-service awards, pension, or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary.

(f)            No claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the grant of the Option to which the Optionee is otherwise not entitled, the Optionee irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.

(g)           The future value of the underlying Shares is unknown and cannot be predicted with certainty.

(h)           The grant of the Option, and all decisions with respect to any future grant of options under the Plan, is at the complete discretion of the Company.

(i)            The grant of the Option is voluntary and occasional and does not create any obligation to grant any further options, or benefits in lieu of options, even if options have been granted repeatedly in the past and whether or not such a reservation is explicitly stated at the time of such a grant.

(j)            The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time.

(k)           The Option, the Shares subject to the Option, and the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer and will not be deemed to constitute, and will not be construed by the Optionee to constitute, part of the terms and conditions of employment or any employment contract, and the Company will not incur any liability of any kind to the Optionee as a result of any change or amendment, or any cancellation, of the Plan at any time.

(l)            The Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the employment relationship at any time.

(m)          The Option grant and the Optionee’s participation in the Plan will not be deemed to constitute, and will not be deemed by the Optionee to constitute, an employment contract or labor relationship of any kind with the Company or any Subsidiary.

(n)           In the event of termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Optionee’s Option grant.

(o)           The Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

11.               Data Privacy.  By entering into this Option Agreement, and as a condition of the grant of the Option, the Optionee hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Optionee’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company, and its subsidiaries and affiliates for the exclusive purpose of implementing, administering, and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in the Optionee’s favor, for the purpose of implementing, managing, and administering the Plan (“Data”).

The Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration, and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Optionee’s country.  The Optionee  authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s  participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired upon vesting of the Option.

The Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative. The Optionee understands that Data will be held as long as is reasonably necessary to implement, administer, and manage his or her participation in the Plan, and the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative.  The Optionee acknowledges that refusing or withdrawing consent may affect the Optionee’s ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact the Optionee’s local human resources representative.

12.                   Language.  The Optionee has received the terms and conditions of this Option Agreement and any other related communications, and the Optionee consents to having received these documents in English.  If the Optionee has received this Option Agreement or any other communications related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

13.                   Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third-party designated by the Company.

14.                   Severability.  The provisions of this Option Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15.                   Appendix.  Notwithstanding any provisions in this Option Agreement, the Option grant shall be subject to any special terms and conditions set forth in any Appendix to this Option Agreement for the Optionee’s country.  Moreover, if the Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Appendix constitutes part of this Option Agreement.

16.                   Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.  The imposition of such requirements shall not be treated as a modification under Paragraph 8 for which Optionee’s written consent is required.

17.                   No Advice Regarding Grant.  By the Optionee’s signature and the signature of the Company’s representative on the Notice of Grant attached as Part I, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement (including the Appendix).  The Optionee has reviewed the Plan and this Option Agreement in their entirety, had an opportunity to obtain the advice of his or her personal tax, legal, and financial advisors prior to executing this Option Agreement or taking any action related to the Plan, and fully understands all provisions of the Plan and Option Agreement.  The Optionee understands that the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan or the Optionee’s acquisition or sale of the underlying Shares.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.  Optionee further agrees to notify the Company upon any change in the address indicated on the Notice of Grant.

APPENDIX A

Additional Terms and Conditions of the

COHERENT, INC.

2001 Stock Plan

Amended Global Stock Option Agreement

TERMS AND CONDITIONS

This Appendix A includes additional terms and conditions that govern the Option granted to the Optionee under the Plan if he or she resides in one of the countries listed below.  Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Option Agreement.

NOTIFICATIONS

This Appendix A also includes information regarding exchange controls and certain other issues of which the Optionee should be aware with respect to participation in the Plan.  The information is based on the securities, exchange control, and other laws in effect in the respective countries as of July 2009.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Optionee not rely on the information in this Appendix A as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the Optionee exercises the Option or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of a particular result.  Accordingly, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Optionee’s situation.

Finally, if the Optionee is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable.

CANADA

TERMS AND CONDITIONS

Form of Payment.  Notwithstanding anything in the Plan or the Option Agreement to the contrary, the Optionee is prohibited from surrendering Shares that he or she already owns or attesting to the ownership of Shares to pay the Exercise Price or any Tax-Related Items in connection with the Option.

The following provisions apply for residents of Quebec:

French Language Provision.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Data Privacy Notice and Consent.  This provision supplements Paragraph 11 of the Option Agreement:

The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  The Optionee further authorizes the Company and any Subsidiary and the Administrator of the Plan to disclose and discuss the Plan with their advisors.  The Optionee further authorizes the Company and any Subsidiary to record such information and to keep such information in his or her employee file.

CHINA

TERMS AND CONDITIONS

Cashless Exercise Restriction.  Notwithstanding anything to the contrary in the Option Agreement, due to legal restrictions in China, if the Optionee is a citizen of the People’s Republic of China, he or she will be required to pay the Exercise Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all Shares subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations.  The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local law.

Exchange Control Restriction.  If the Optionee is a citizen of the People’s Republic of China, the Optionee understands and agrees that, due to exchange control laws in China, he or she will be required to immediately repatriate to China the cash proceeds from the cashless exercise of the Option.  The Optionee further understands that, under local law, such repatriation of the cash proceeds may need to be effected through a special exchange control account established by the Company or a Subsidiary of the Company, and the Optionee hereby consents and agrees that the proceeds from the cashless exercise of the Option may be transferred to such special account prior to being delivered to him or her.  The Optionee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

FINLAND

There are no country specific provisions.

FRANCE

TERMS AND CONDITIONS

Language Consent.  By accepting the Option, the Optionee confirms having read and understood the documents relating to this grant (the Plan, the Agreement and this Appendix A) which were provided in the English language.  The Optionee accepts the terms of those documents accordingly.

En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan, le contrat et cette Annexe A) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.

NOTIFICATIONS

Exchange Control Information.  If the Optionee imports or exports cash (e.g., exercise proceeds received under the Plan) with a value equal to or exceeding €10,000 and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.  If the Optionee maintains a foreign bank account, he or she is required to report such to the French tax authorities when filing his or her annual tax return.

GERMANY

NOTIFICATIONS

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If the Optionee uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for the Optionee.  In addition, the Optionee must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

ITALY

TERMS AND CONDITIONS

Cashless Exercise Restriction.  Notwithstanding anything to the contrary in the Option Agreement, due to regulatory requirements in Italy, the Optionee will be required to pay the Exercise Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all Shares subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items, and broker’s fees or commissions, will be remitted to the Optionee.  The Company reserves the right to provide the Optionee with additional methods of exercise depending on local developments.

Data Privacy Notice and Consent.  This provision replaces Paragraph 11 of the Option Agreement in its entirety:

The Optionee understands that the Company and the Employer as a data processor of the Company may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, and that the Company and the Employer will process said data and other data lawfully received from a third party (collectively, “Personal Data”) for the exclusive purpose of managing and administering the Plan and complying with Applicable Laws, regulations and legislation. The Optionee also understands that providing the Company with Personal Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that the Optionee’s denial to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Optionee’s ability to participate in the Plan. The Optionee understands that Personal Data will not be publicized, but it may be accessible by the Employer as a data processor of the Company and within the Employer’s organization by its internal and external personnel in charge of processing. Furthermore, Personal Data may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan.

The Optionee understands that Personal Data may also be transferred to the independent registered public accounting firm engaged by the Company, and also to legitimate addressees under applicable laws.  The Optionee further understands that the Company and its Subsidiaries will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Personal Data to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired under the Plan or any proceeds from the sale of such Shares.  Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan.  The Optionee understands that these recipients may be acting as controllers, processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law.

Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

The Optionee understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Personal Data abroad, including outside of the European Economic Area, as specified herein and pursuant to applicable laws and regulations, does not require the Optionee’s consent thereto as the processing is necessary to performance of law and contractual obligations related to implementation, administration and management of the Plan.  The Optionee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, he or she has the right at any moment to, including, but not limited to, obtain confirmation that Personal Data exists or not; access; verify content, origin and accuracy; delete; update; correct; block; or stop, for legitimate reason, the Personal Data processing. Furthermore, the Optionee is aware that Personal Data will not be used for direct marketing purposes.  Personal Data can be reviewed and questions or complaints can be addressed by contacting the Optionee’s human resources department.

Plan Document Acknowledgment.  In accepting the grant of the Option, the Optionee acknowledges that he or she has received a copy of the Plan and the Option Agreement, has reviewed the Plan and the Option Agreements, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Option Agreement, including this Appendix A.

The Optionee acknowledges that he or she has read and specifically and expressly approves the following sections of the Option Agreement: Paragraph 6 on Responsibility for Taxes; Paragraph 8 on Governing Law; Paragraph 9 on Termination Period; the Paragraph 10 Acknowledgements; Paragraph 12 on Language; and the Data Privacy Notice and Consent section included in this Appendix A.

NOTIFICATIONS

Exchange Control Information.  The Optionee is required to report in his or her annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy.  The Optionee is exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on the Optionee’s behalf.

JAPAN

NOTIFICATIONS

Exchange Control Information

If the Optionee acquires Shares valued at more than ¥100,000,000 in a single transaction or pays more than ¥30,000,000 in a single transaction for the purchase of Shares at exercise, certain reports will need to be filed with the Ministry of Finance through the Bank of Japan.  The employee is encouraged to speak to his or her personal advisor if either of these thresholds applies at exercise of the Option.

NETHERLANDS

NOTIFICATIONS

Securities Law Information.  The Optionee should be aware of Dutch insider trading rules that may impact the sale of Shares acquired under the Plan.  In particular, the Optionee may be prohibited from effecting certain transactions if he or she has insider information regarding the Company.

By accepting the grant of the Option and participating in the Plan, the Optionee acknowledges having read and understood this Securities Law Information and further acknowledges that it is the Optionee’s responsibility to comply with the following Dutch insider trading rules.

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.  The insider could be any employee of the Company or a Subsidiary in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company working at a Subsidiary in the Netherlands (including an Optionee in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Optionee had such inside information.

SINGAPORE

NOTIFICATIONS

Securities Law Information.  The grant of the Option is being made on a private basis and is, therefore,

exempt from registration in Singapore.

Director Notification Requirement.  Directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act.  Directors must notify the Singapore Subsidiary in writing of an interest (e.g., Options, Shares, etc.) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming a director.

SOUTH KOREA

NOTIFICATIONS

Exchange Control Information. If the Optionee wishes to exercise his or her Option through a cash purchase exercise, in order to remit funds out of Korea to purchase the shares, the Optionee’s remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance and it should take no more than a single day to process.  The Optionee will likely need to present the bank processing the transaction with supporting documentation evidencing the nature of the remittance.  If the Optionee exercises his or her Option by way of a cashless method of exercise, this confirmation requirement will not apply because there is no remittance out of Korea.

In addition, exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within 18 months of the sale.

UNITED KINGDOM

TERMS AND CONDITIONS

Withholding Taxes.  This provision supplements Paragraph 6 of the Option Agreement:

If payment or withholding of the Tax-Related Items is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by the Optionee to the Employer, effective on the Due Date.  The Optionee agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Paragraph 6 of the Option Agreement.  Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the Optionee will not be eligible for such a loan to cover the Tax-Related Items.  In the event that the Optionee is a director or executive officer and the Tax-Related Items are not collected from or paid by the Optionee by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to the Optionee on which additional income tax and national insurance contributions will be payable.  The Optionee will be responsible for reporting and paying any income tax and national insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

In addition, the Optionee agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Optionee may have to recover any overpayment from the relevant tax authorities.